UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2009

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-629-3722

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

c) On July 23, 2009, the Board of Directors (the "Board") of Genesee & Wyoming Inc. (the "Company") elected Michael Norkus to serve as a director, subject to Mr. Norkus’ notice of acceptance and satisfactory completion of other customary background checks. Mr. Norkus is the founder and president of Alliance Consulting Group, which specializes in developing growth strategies for companies in the consumer goods, manufactured products, commercial services, high-tech and retail industries. Previously, Mr. Norkus spent 11 years with the Boston Consulting Group, where he was the founding member of the firm's Munich office. Mr. Norkus accepted the position of director on October 2, 2009, with an effective date of October 22, 2009, the date of the Company’s next regularly scheduled Board meeting. Mr. Norkus will be required to stand for re-election by the stockholders at the Company’s 2010 Annual Meeting of Stockholders.

As of October 22, 2009, Mr. Norkus will be eligible to receive equity and cash compensation in accordance with the Company’s previously adopted compensation arrangements for non-management directors, including an annual equity award equivalent to $60,000 (effective as of October 22, 2009), an annual retainer of $30,000 and in-person Board and Committee meeting fees of $2,000 and $1,000, respectively. Mr. Norkus is also entitled to $1,000 for his participation in telephonic Board and Committee meetings. In the event Mr. Norkus elects to defer all or a portion of his annual retainer, Board or Committee fees into deferred stock units representing shares of the Company’s Class A common stock ("DSUs"), Mr. Norkus’ account will be credited on a quarterly basis with DSUs valued at 125% of the cash compensation he elects to defer. The Company’s non-management directors voted to voluntarily reduce these fees by 5% in February 2009 in light of the weak economic environment. Consequently, any fees earned by Mr. Norkus for Board service will also be reduced by 5%.

The Board expects Mr. Norkus will serve as a member of the Company’s Governance Committee.

Certain statements in this report that discuss GWI’s expectations are forward-looking statements within the meaning of the federal securities laws and are based upon GWI’s current belief as to the outcome of future events. Although GWI believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. GWI cautions investors and potential investors not to place undue reliance on such statements and disclaims any intention to update the current expectations or forward-looking statements contained in this filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

October 8, 2009	By:	/s/ Allison M. Fergus

Name: Allison M. Fergus
Title: General Counsel